MARATHON

INVESTOR PRESENTATION
June 2014

Safe Harbor

This presentation and other written or oral statements made from time to time by representatives of Marathon Patent Group ("MPG" or "Marathon") contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be," "future" or the negative of these terms and other words of similar meaning, are forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Important factors that could cause actual results to differ materially from those in the forward looking statements include: a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; inability to raise capital to fund continuing operations; changes in government regulation, the ability to complete customer transactions and capital raising transactions.
Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Forecast

All Forecasts are provided by management in this presentation and are based on information available to us at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management's best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products.

This overview is delivered solely as reference material with respect to our company. This document shall not constitute an offer to sell or the solicitation of an offer to buy securities in our company in any jurisdiction. The information herein is based on data obtained from sources believed to be reliable.

Marathon Overview

- Patent acquisition and monetization company – acquire patents from a wide range of patent holders – individual inventors to Fortune 500 companies – currently own 128 patents and have contract rights related to revenue generated from 10 patents

- We generate revenue from our diversified portfolio through actively managed concurrent licensing campaigns – resulting in a long-term diversified revenue stream – currently have over 100 potential licensees

- Diversification:
  - Technology area and industry sectors: natural language processing, automotive, chip design/configuration, cable and satellite, med-tech, chemical/pharma, search, network detection/intrusion prevention, among others

  - Revenue diversification: multiple enforcement campaigns, frequency of revenue events, and size of revenue amounts

  - Timing of ownership: Marathon's subsidiaries will buy and commence enforcement, or will buy during existing litigation/enforcement – mitigating certain risk events

Marathon Overview Continued

- Generated revenue in every quarter since commencement of operations March 2013 – EBITDA profitable in Q1 2014 (fourth quarter of operations)

- Generating revenue with five of the initial seven enforcement campaigns; currently have twelve active enforcement campaigns

- Strong relationship with IPNav – the world's foremost IP monetization service company – largest shareholder in Marathon, deal flow, due diligence, litigation strategy, management of certain enforcement campaigns, and licensing agent

OPUS

Opus Analytics – proprietary IP analytics platform developed for IPNav, Marathon will launch a commercial version for IP professionals and finance professionals, expected by Q4 2014

Patent Investment

- Established and growing channels of deal flow – sources of patent opportunities
- Due diligence process – risk analysis, infringement analysis, revenue projections, pricing analysis and targeted ROI
- Typical terms/structure – Marathon subsidiary acquires the patent portfolio for cash, stock, contingency revenue share, or hybrid
- Extensive experience and expertise to mitigate risk and enhance return potential
- Success of patent acquisition is critical to the success of building a **diversified** portfolio of patent assets – which allows for a diversified revenue stream

Patent Licensing

- Approach potential licensees – objective is to execute a license agreement by explaining the evident strength of our claims and the value of our patented technology within their product offering

- If initial licensing approach yields less than expected outcome – move forward with litigation (2-4 year time horizon: filing of complaint to trial)

- A large pool of potential licensees / defendants provides for diversity of timing and size of revenue events

- Majority of defendants execute a settlement and license agreement prior to trial (historically greater than 90%)

- Multiple patent assets allow for multiple licensing campaign

Financial Model

- Highly scalable business model allows for concurrent multiple patent licensing campaigns without substantial increase in corporate overhead
- Currently own 128 patents and have contract rights related to revenue generated from 10 patents and over 100 potential licensees within 12 active licensing campaigns
- Gross margins typically range between 45% - 55% of revenue
- Achieved EBITDA profitability in Q1 2014

in (000's)	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Revenue	$1,525	$711	$1,183	$2,780
EBITDA*	($94)	($99)	($305)	$854
Cash balance	$6,400	$5,864	$3,610	$5,500
Patent Investments	$1,850**	$1,100	$1,700	NA

* Net Income adjusted for non-cash compensation and non-cash expenses

** Includes acquisition of patents for $500K from Q4 2012

Marathon Subsidiaries

Dynamic Advances

Exclusive license to 4 U.S. Patents
Portfolio relates to a method of processing natural language query inputs by a user
Litigation commenced on 10/19/12; Markman heard April 2014 - trial expected in Q1 2015
April 2014, PTAB decision denying Apple's Institution of Inter Partes Review

CRFD Research

4 U.S. Patents and 3 U.S. Applications
Portfolio represents wireless technologies including the transfer of active session among devices, and web content transformation into formats compatible with mobile devices
Litigation commenced on 01/17/2014
Stage of Litigation: Pre-Markman

Signal IP

15 U.S. Patents, 2 Foreign Patents
Portfolio covers automotive patents – acquired from Delphi Technologies (12/2013)
Litigation commenced on 04/01/2014
Stage of Litigation: Pre-Markman

Marathon Subsidiaries

IP Liquidity Ventures

- Contract rights to revenue generated from various patent portfolios
- Andrulis Pharmaceuticals v. Celgene: portfolio relates to thalidomide treatments for neoplastic diseases, malignant melanomas, as well as treatments for cholinergic deficit states in the central nervous or peripheral nervous systems
- The Sensor portfolio relates to automotive systems including tire pressure pressure management systems (e.g. pressure, temperature, rotations)
- The Search and Network Intrusion portfolio relates to tools for intelligent searches applied to data management systems as well as global information networks like the Internet

Sarif Biomedical

- 5 U.S. Patents, 24 foreign patents and patent applications
- Relates to microsurgery methods and related equipment including articulated tools, imaging systems and displays as well as sensors employed as integral parts of the system

CyberFone

- 10 U.S. Patents, 1 U.S. Application and 27 foreign patents
- Portfolio covers claims that provide the right to practice specific transactional data processing
- Litigation commenced on 09/15/2011
- Stage of Litigation: Post-Markman

Marathon Subsidiaries

Sampo IP

3 U.S. Patents and 1 U.S. Applications

Portfolio covers a system and method for communicating information among participants of a distributed application

Litigation commenced on 03/20/2013

Stage of Litigation: Pre-Markman

E2E Processing

4 U.S. Patents

Portfolio emphasizes process automation in enterprise resource planning (ERP) sector

Stage of Litigation: Pre-Markman

Vantage Point

11 U.S. Patents and 26 foreign patents

Portfolio relates to a wide range of technologies including processor architecture technology

Litigation commenced on 11/01/2013

Stage of Litigation: Pre-Markman

Marathon Subsidiaries

Relay IP

1 U.S. Patent
Portfolio covers claims enabling multicasting on Internet protocol (IP) networks
Litigation commenced on 05/03/2013
Stage of Litigation: Pre-Markman

Hybrid Sequence

2 U.S. Patents
Covers performing diagnostics, in a non-disruptive fashion through a Frame Relay Circuit

Bismarck IP

3 U.S. Patents and 11 foreign patents
Covers claims relating to performance enhancement features and enabling technology within switching communication terminal equipment, and in Private Branch Exchanges (PBXs)

MANAGEMENT

Doug Croxall
CEO & Chairman

- Previously the CEO & owner of LVL Patent Group, a patent enforcement entity
- Chairman and CEO of Firepond (NASDAQ: FIRE), a configuration software company with a patent portfolio enforced by IP Nav for approximately $100 million in gross revenues
- Previously employed by Motorola and KPMG
- MBA, Pepperdine University 1995; BA Purdue University 1991

Frank Knuettel II
CFO

- Previously the Managing Director and CFO of Greyhound IP, a patent enforcement entity
- Previously employed as CFO by IP Commerce, InfoSearch Media and Internet Machines
- Previously board member and Audit Chair of Firepond
- MBA, Wharton 1993; BA Tufts University 1988

John Stetson
EVP & Director

- Served as CFO of MPG and MPG's predecessor company, American Strategic Minerals.
- Investment Analyst for Heritage Investment Group
- Corporate Finance division of Toll Brothers (TOL)
- BA in Economics from the University of Pennsylvania

Jim Crawford
COO

- Previously the CIO Hipcricket
- Experienced in public company compliance, advanced hardware/software/network administration
- Named inventor on several patents pending with the USPTO

Doug Bender
SVP Engineering

- Previously the SVP Engineering and IP Development at Hipcricket
- 25 years of engineering, executive management and intellectual property
- Inventor and author of more than 75 patents in the communications, IP telephony, and IT markets
- BS Computer Science California Polytechnic University – San Luis Obispo

Marathon at a Glance

Exchange/Ticker	OTCQB: MARA
Current price*	$9.05
Market Capitalization*	≈ $50 Million
Common Shares Outstanding	≈ 5.6 MM
Avg. Daily Volume (3 month)*	≈ 19,000
Solid balance sheet	≈ $6 Million Cash

Stock price appreciation by period*

3 Month	6 Month	YTD	1 Year
35%	53%	44%	59%

* As of close of trading 6/3/2014

Investor Highlights

- Profitable – achieved profitability in Q1 2014
- Experienced and proven team – strategic relationship with IPNav
- Continuous supply of patent opportunities
- Diversification of asset base and revenue
- Scalable business model with operating leverage
- Clean cap table with supportive shareholder base
- Opus – IP Analytics